SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2002

UNUMPROVIDENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-11834	62-1598430
(State or other	(Commission File Number)	(IRS Employer Identification No.)
jurisdiction of incorporation)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address, including zip code, of principal executive office)

(423) 755-1011
(Registrant’s telephone number, including area code)

Item 5.     Other Events.

On June 18, 2002, we issued $250,000,000 of 7.375% senior debentures in a public offering. We sold the senior debentures pursuant to an Underwriting Agreement and related Pricing Agreement, each dated as of June 13, 2002, by and among us, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and certain other underwriters set forth on Schedule I of the Pricing Agreement. The Underwriting Agreement together with the Pricing Agreement is included in this report as Exhibit 1. We received $244,635,000 in proceeds from the sale of the senior debentures.

The senior debentures mature on June 15, 2032, and were issued under a Senior Debt Indenture, which we entered into with JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, on March 9, 2001, and a Second Supplemental Indenture, which we entered into with JPMorgan Chase Bank, as Trustee, on June 18, 2002. The Second Supplemental Indenture, which contains the form of the global debenture, is included in this report as Exhibit 4.2.

Item 7.     Financial Statements and Exhibits.

Exhibit

1	Underwriting Agreement and Pricing Agreement for 7.375% Senior Debentures due 2032.

4.1	Form of Global Debenture (included in Exhibit 4.2).

4.2	Second Supplemental Indenture to Senior Debt Securities Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNUMPROVIDENT CORPORATION
(Registrant)

By:	/s/ F. Dean Copeland
F. Dean Copeland
Senior Executive Vice President and General Counsel

Date: June 21, 2002

            INDEX TO EXHIBITS

Page No.	Sequential Exhibit

1	Underwriting Agreement and Pricing Agreement for 7.375% Senior Debentures due 2032

4.1	Form of 7.375% Global Debenture due 2032 (included in Exhibit 4.2)

4.2	Second Supplemental Indenture to Senior Debt Indenture